                                                                     EXHIBIT 3.1


                             AMENDED AND RESTATED

                        CERTIFICATE OF INCORPORATION OF

                            TOP TIER SOFTWARE, INC.

          The undersigned Shai Agassi and Armando Castro hereby certify that:

          1. They are the duly elected and acting President and Secretary, respectively of TopTier Software, Inc. (the "Corporation").
                                             -----------

          2. The Certificate of Incorporation of the Corporation was originally filed on August 22, 1996 under the name "Datasurf Inc." and amended on May 27, 1997. The Amended and Restated Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to read as follows:

                                  "ARTICLE I

          The name of the corporation is Top Tier Software, Inc.

                                  ARTICLE II

          The address of the Corporation's registered office in the State of Delaware is 9 E. Loockerman Street, Dover, County of Kent. The name of its registered agent at such address is National Corporate Research, Ltd.

                                  ARTICLE III

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

          (A)  Classes of Stock. This corporation is authorized to issue two
               ----------------
classes of stock to be designated, respectively, "Common Stock" and "Preferred
                                                  ------------       ---------
Stock." The total number of shares which the corporation is authorized to issue
-----
is 59,200,000 shares, of which 33,125,000 shares shall be Common Stock and 26,075,000 shares shall be Preferred Stock, each with a par value of $0.001. The Preferred Stock shall consist of four series. The first series shall be designated "Series A Preferred Stock" and shall consist of 688,081 shares. The
            ------------------------
second series shall be designated "Series B Preferred Stock" and shall consist
                                   ------------------------
of 5,971,245 shares. The third series shall be designated "Series C Preferred
                                                           ------------------
Stock" and shall consist of 9,345,000 shares. The fourth series shall be
-----
designated "Series D Preferred Stock" and shall consist of 8,100,000 shares.
            ------------------------

          (B)  Rights, Preferences and Restrictions of Preferred Stock. The
               -------------------------------------------------------
rights, preferences, privileges, and restrictions granted to and imposed on the Preferred Stock are as follows:
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          (1)  Dividends.
               ---------

               (a) The holders of outstanding Preferred Stock shall be entitled to receive in any fiscal year, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate of $0.0424 per share of Series A Preferred Stock, $0.1664 per share of Series B Preferred Stock, $0.5152 per share of Series C Preferred Stock and $0.040 per share of Series D Preferred Stock, per annum, before any dividend payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation, is paid on Common Stock. Such dividend or distribution may be payable annually or otherwise as the Board of Directors may from time to time determine. Dividends or distributions (other than dividends payable solely in shares of Common Stock) may be declared and paid upon shares of Common Stock in any fiscal year of the corporation only if dividends shall have been paid on or declared and set apart upon all shares of Preferred Stock at such annual rates; and no further dividends shall be paid to holders of shares of Preferred Stock in excess of such annual rates in any fiscal year unless at the same time equivalent dividends are paid to holders of shares of Common Stock. The right to such dividends on shares of Preferred Stock shall not be cumulative and no right shall accrue to holders of shares of Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

               (b) In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case, the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Preferred Stock were the holders of the number of shares of Common Stock of the corporation into which their respective shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

          (2)  Voting Rights.
               -------------

               (a) Subject to subsection 2(b), each holder of shares of the Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date for the vote or consent of stockholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of the Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of stockholders, except in those matters required by law to be submitted to a class vote. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

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               (b)  The holders of shares of Series A Preferred Stock, voting separately as a class, shall elect two members of the Board of Directors of the Corporation. The holders of shares of Series B and Series C Preferred Stock, voting together as a single class, shall elect two members of the Board of Directors of the Corporation. The holders of shares of Series D Preferred Stock, voting separately as a class, shall elect one member of the Board of Directors of the Corporation. The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock, voting together as a single class, shall elect any remaining members of the Board of Directors. If a vacancy on the Board of Directors is to be filled by the Board of Directors, only a director or directors elected by the same class of shareholders as those who would be entitled to vote to fill such vacancy, if any, shall vote to fill such vacancy. A director may be removed from the Board of Directors with or without cause by the vote or consent of the holders of the outstanding class or series with voting power to elect him or her in accordance with this Certificate of Incorporation.

          (3)  Conversion. The holders of the Series A Preferred Stock, Series
               ----------
B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):
                                        -----------------

               (a)  Right to Convert. Subject to Section 3(c), each share of
                    ----------------
Series A, Series B, Series C and Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) $0.53 in the case of the Series A Preferred Stock, (ii) $2.08 in the case of the Series B Preferred Stock, (iii) $6.44 in the case of the Series C Preferred Stock and (iv) $4.98 in the case of the Series D Preferred Stock by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share shall be $0.53 for shares of Series A Preferred Stock, $2.08 for shares of Series B Preferred Stock, $6.44 for shares of Series C Preferred Stock and $4.98 for shares of Series D Preferred Stock. Such initial Conversion Price shall be subject to adjustment as set forth in Section 3(d) below.

               (b)  Automatic Conversion. Each share of Series A, Series B,
                    --------------------
Series C or Series D Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, at a public offering price per share not less than $14.94 and an aggregate offering price of $20,000,000 or (i) as to the Series A, Series B and Series C Preferred Stock, the date specified by written consent or agreement of the holders of at least 66-2/3% of the then outstanding shares of Series A, Series B and Series C Preferred Stock, voting together as a class and (ii) as to the Series D Preferred Stock, the date specified by written consent or agreement of the holders of at least 50% of the then outstanding shares of Series D Preferred Stock, voting together as a class.

               (c)  Mechanics of Conversion. Before any holder of Series A,
                    -----------------------
Series B, Series C or Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A, Series B, Series C or Series D

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

Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A, Series B, Series C or Series D Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A, Series B, Series C or Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A, Series B, Series C or Series D Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

               (d)  Conversion Price Adjustments of Preferred Stock for Certain
                    -----------------------------------------------------------
Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series
-------------------------------------------
A, Series B, Series C or Series D Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i) (A) If the Corporation shall issue, after the date upon which any shares of Series A, Series B, Series C or Series D Preferred Stock were first issued (the "Purchase Date" with respect to such series), any
                              -------------
Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding and/or issuable upon conversion of Preferred Stock immediately prior to such issuance (the "Outstanding Common") plus the number of shares of Common Stock that the
 ------------------
aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price, and the denominator of which shall be the number of Outstanding Common plus the number of shares of such Additional Stock.

                         (B)  No adjustment of the  Conversion  Price for the
Series A, Series B, Series C or Series D Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 3(d)(i)(E)(3) and 3(d)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section 3(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

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

                         (C)  In the case of the  issuance  of Common  Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (D)  In the case of the issuance of the Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                         (E)  In the case of the issuance (whether before, on or
after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 3(d)(i) and Section 3(d)(ii):

                              (1)  The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 3(d)(i)(C) and 3(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                              (2)  The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 3(d)(i)(C) and 3(d)(i)(D)).

                              (3)  In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of each of the Series A, Series B, Series C or Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              (4)  Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each of the Series A, Series B, Series C and Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              (5)  The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to Sections 3(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 3(d)(i)(E)(3) or (4).

                     (ii) "Additional Stock" shall mean any shares of Common
                           ----------------
Stock issued (or deemed to have been issued pursuant to Section 3(d)(i)(E)) by the Corporation after the Purchase Date) other than

                          (A) Common Stock issued pursuant to a transaction
described in Section 3(d)(iii) hereof,

                          (B) Common Stock  issuable or issued to employees,
consultants or directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation,

                          (C) Capital stock, or options or warrants to purchase
capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions,

                          (D) Shares of Common Stock or Preferred Stock issuable
upon exercise of warrants outstanding as of the date of this Amended and Restated Certificate of Incorporation,

                          (E) Capital  stock or warrants or options to purchase
capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Corporation,

                          (F) Shares of Common Stock issued or issuable  upon
conversion of the Series A, Series B, Series C or Series D Preferred Stock,

                          (G) Shares of Series D Preferred Stock, and

                          (H) Shares of Common Stock issued or issuable in a
public offering prior to or in connection with which all outstanding shares of Series A, Series B, Series C and Series D Preferred Stock will be converted to Common Stock.

                    (iii) In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder
 ------------------------
for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each of the Series A, Series B, Series C and Series D Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in
Section 3(d)(i)(E).

                    (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each of the Series A, Series B, Series C and the Series D Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (e)  Other Distributions. In the event the Corporation shall
                    -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 3(d)(iii), then, in each such case for the purpose of this Section 3(e), the holders of Series A, Series B, Series C and Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

               (f)  Recapitalizations. If at any time or from time to time
                    -----------------
there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or Section 4) provision shall be made so that the holders of the Series A, Series B, Series C and Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A, Series B, Series C and Series D Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the

Series A, Series B, Series C and Series D Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A, Series B, Series C and Series D Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

               (g)  No Impairment. The Corporation will not, by amendment of
                    -------------
its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against Impairment.

               (h)  No Fractional Shares and Certificate as to Adjustments.
                    ------------------------------------------------------

                    (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A, Series B, Series C or Series D Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A, Series B, Series C or Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A, Series B, Series C or Series D Preferred Stock pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A, Series B, Series C or Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A, Series B, Series C or Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

               (i)  Notices of Record Date. In the event of any taking by the
                    ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A, Series B, Series C or Series D Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (j)  Reservation of Stock Issuable Upon Conversion. The
                    ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A, Series B, Series C and Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A, Series B, Series C and Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A, Series B, Series C and Series D Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

               (k)  Notices. Any notice required by the provisions of this
                    -------
Section 3 to be given to the holders of shares of Series A, Series B, Series C or Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          (4)  Liquidation Preference.
               ----------------------

               (a) In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of the Series A, Series B, Series C and Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership thereof, an amount per share equal to $0.533 per share for each share of Series A Preferred Stock then held by them, $2.08 per share for each share of Series B Preferred Stock then held by them, $6.44 per share for each share of Series C Preferred Stock held by them, $4.98 per share for each share of Series D Preferred Stock held by them, plus an amount equal to all declared but unpaid dividends on the Preferred Stock. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

               (b) Upon the completion of the distribution required by Section B(4)(a) above, and subject to the provisions of Section B(4)(c) hereof, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Series A, Series B, Series C and Series D Preferred Stock and the Common Stock pro rata based on the number of shares of Common stock held by each (assuming conversion of all such Series A, Series B, Series C and Series D Preferred Stock) until (i) with respect to the holders of Series A Preferred Stock, such holders shall have received an aggregate of $1.07 per share (including amounts paid pursuant to Section B(4)(a) above), and (ii) with respect to the holders of Series B Preferred Stock, such holders shall have received an aggregate of $4.16 per share (including any amounts paid pursuant to Section B(4)(a) above); (iii) with respect to the holders of Series C Preferred Stock, such holders shall have received an aggregate of $12.88 per share

(including amounts paid pursuant to Section B(4)(a) above), and (iv) with respect to the holders of Series D Preferred Stock, such holders shall have received an aggregate of $9.96 per share (including any amounts paid pursuant to Section B(4)(a) above).

               (c) In the event the liquidation, dissolution or winding up of the corporation, either voluntary or involuntary occurs on a date after September 29, 2000, then in such event, in lieu of the distribution set forth in Section B(4)(b) hereof, the remaining assets of the Corporation available for distribution to stockholders after completion of the distribution required by Section B(4)(a), shall be distributed among the holders of the Series A, Series B, Series C and Series D Preferred Stock and the Common Stock pro rata based on the number of shares of Common stock held by each (assuming conversion of all such Series A, Series B, Series C and Series D Preferred Stock) until (i) with respect to the holders of Series A Preferred Stock, such holders shall have received an aggregate of $1.60 per share (including amounts paid pursuant to Section B(4)(a) above), and (ii) with respect to the holders of Series B Preferred Stock, such holders shall have received an aggregate of $6.24 per share (including any amounts paid pursuant to Section B(4)(a) above); (iii) with respect to the holders of Series C Preferred Stock, such holders shall have received an aggregate of $19.32 per share (including amounts paid pursuant to Section B(4)(a) above), and (iv) with respect to the holders of Series D Preferred Stock, such holders shall have received an aggregate of $14.94 per share (including any amounts paid pursuant to Section B(4)(a) above).

               (d) A merger of the corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the corporation, shall be treated as a liquidation, dissolution or winding up for purposes of this Section (B)(4), excluding any consolidation or merger effected solely to change the domicile of the Corporation.

               (e) In any of the events specified in (d) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                    (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                         (A)  If traded on a securities exchange or the Nasdaq
National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                         (B)  If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                         (C)  If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                    (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

          (5)  No Reissuance of Preferred Stock. No share or shares of
               --------------------------------
Preferred Stock acquired by the Company by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the corporation shall be authorized to issue. The corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

          (6)  Protective Provisions.
               ---------------------

               (a) So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a class:

                    (i) alter or change the rights, preferences or privileges of the shares of Series A, Series B, Series C or Series D Preferred Stock so as to affect adversely the shares of such series;

                    (ii) increase or decrease (other than by conversion) the total number of authorized shares of any series of Preferred Stock;

                    (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on parity with any series of Preferred Stock with respect to voting, dividend or upon liquidation;

                    (iv)  change the number of directors of the Corporation; or

                    (v) redeem, purchase or otherwise acquire (or pay or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment, or (ii) the exercise by the Company of a contractual right of first refusal to purchase any share or shares of Preferred Stock or Common Stock.

               (b) So long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting together as a series:

                    (i) alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock;

                    (ii) authorize, create, or issue any new class or securities of equity securities, other than an issuance pursuant to the Corporation's conversion of any of the Corporation's outstanding debt to equity securities;

                    (iii) increase or decrease the authorized number of directors constituting the entire Board of Directors;

                    (iv) consolidate, sell or merge the Corporation with or to any entity, on enter into any other transaction in which control of the Company is transferred;

                    (v) amend or waive any provision of this Certificate of Incorporation or the Corporation's Bylaws; or

                    (vi) redeem, repurchase or declare a dividend with regard to any security of the Company prior to August 1, 2006, except for the Company's repurchase of capital stock granted pursuant to a stock benefits plan.

          (7)  Residual Rights. All rights accruing to the outstanding shares of
               ---------------
this corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

     (C)  Common Stock.
          ------------

          (1)  Dividend Rights. Subject to the prior rights of holders of all
               ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          (2)  Liquidation Rights. Upon the liquidation, dissolution or winding
               ------------------
up of the corporation, the assets of the corporation shall be distributed as provided in Article IV(B)(4) hereof.

          (3)  Voting Rights. Subject to the provisions of Section B(2) hereof
               -------------
each holder of shares of Common Stock shall have the right to one vote per share of Common Stock held by such holder, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

     The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation, but the stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.

                                  ARTICLE VI

     Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

                                  ARTICLE VII

     (A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     (B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

     (C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                 ARTICLE VIII

     The Corporation is to have perpetual existence.

                                  ARTICLE IX

     The number of directors which will constitute the whole Board of Directors of the Corporation shall be five (5).

                                   ARTICLE X

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the Bylaws of the Corporation."

                                  *   *    *

     The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     Executed at Palo Alto, California on this 29/th/ day of September, 1999.


                                 /s/ Shai Agassi
                                 ----------------------------------
                                 Shai Agassi, President


                                 /s/ Armando Castro
                                 ----------------------------------
                                 Armando Castro, Secretary

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